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Exhibit 99.1



                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE                              Contact: Daniel M. Healy
                                                   Executive Vice President
                                                   Chief Financial Officer
                                                   (631) 844-1258




              NORTH FORK TO PRESENT AT UPCOMING INVESTOR CONFERENCE

         Melville, N.Y. - December 2, 2002 - North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Friedman Billings Ramsey 9th Annual Investor Conference in New York City on Tuesday, December 3 at 2:10 p.m. (ET).

         FBR will be hosting a webcast of the conference. North Fork's presentation will be available for viewing by visiting North Fork's website at http://www.northforkbank.com and clicking on FBR Investor Conference - December 3, 2002. A printable version of the presentation slideshow will also be available on the North Fork website.



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